EXECUTION VERSION
AMENDMENT NO. 2 AND JOINDER TO
REVOLVING CREDIT AND TERM LOAN AGREEMENT

    This AMENDMENT NO. 2 AND JOINDER TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”) is entered into as of December 17, 2021 among (i) THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”), (ii) COOPERVISION INTERNATIONAL LIMITED, a private limited company registered in England and Wales with company registration number 12210296 (“Cooper UK”), (iii) COOPERVISION HOLDING KFT., a Hungarian limited liability company (korlátolt felelősségű társaság) (the “Released Borrower” and, together with the Company and Cooper UK, the “Existing Borrowers”), (iv) COOPERSURGICAL HOLDINGS LIMITED, a private limited company registered in England and Wales with company registration number 09877160 (the “New Borrower”), (v) the Lenders (defined below) executing signatures page hereto and (vii) KEYBANK NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”).

RECITALS:

A.    WHEREAS, the Existing Borrowers, the Administrative Agent and the lenders party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to the Revolving Credit and Term Loan Agreement, dated as of April 1, 2020, as amended by the Amendment No. 1 and Joinder, dated as of October 20, 2020 (and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”);
B.    WHEREAS, the Existing Borrowers have requested that the Credit Agreement be modified to release the Released Borrower from being a Revolving Borrower and a Loan Party for all purposes under the Credit Agreement and the other Loan Documents;
C.    WHEREAS, substantially concurrently with the release of the Released Borrower contemplated hereunder, the New Borrower shall be joined as an Additional Revolving Borrower pursuant to Section 2.21 of the Credit Agreement;
D.    WHEREAS, the Borrowers, the Administrative Agent and the Lenders party hereto, which constitute the Required Lenders, desire to amend the Credit Agreement to, among other things, modify certain provisions thereof in connection with the foregoing.
AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrowers, the Administrative Agent and the Lenders party hereto agree as follows:
Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.
Section 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 5 of this Amendment, as of the Effective Date, the Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and (ii) adding the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Annex I.
Section 3. Joinder. Subject to the effectiveness of this Amendment pursuant to Section 5 of this Amendment and the satisfaction of the conditions precedent set forth in Section 6 of this Amendment, the New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it shall become an Additional Revolving Borrower under the Credit Agreement in accordance with Section 2.21 of the Credit Agreement and shall be fully bound by, and subject to, all of the covenants, terms, obligations (including, without limitation, all payment obligations) and conditions of the Credit Agreement applicable to a “Revolving Borrower,” “Borrower,” or a “Loan Party” as though originally party thereto as a “Revolving Borrower,” “Borrower” and a “Loan Party”, and the New
|US-DOCS\128030375.4||
NAI-1523243933v6

Borrower shall be deemed a “Revolving Borrower,” a “Borrower” and a “Loan Party” for all purposes of the Credit Agreement and the other Loan Documents from and after the date hereof. By its signature below, each Lender party hereto and the Administrative Agent hereby acknowledges and agrees that (a) the Company has requested the designation of the New Borrower as an Additional Revolving Borrower in accordance with Section 2.21(a) of the Credit Agreement and (b) this Amendment constitutes an Additional Revolving Borrower Joinder Agreement in accordance with Section 2.21(c)(B) of the Credit Agreement. The New Borrower acknowledges and confirms that it has received a copy of the Credit Agreement, this Amendment, the other Loan Documents and all exhibits, annexes and schedules thereto and has reviewed and understands all of the terms and provisions thereof.
Section 4. Release. The Lenders party hereto, which constitute the Required Lenders, hereby request and direct the Administrative Agent to release the Released Borrower in full from all of its obligations as a “Revolving Borrower” and a “Loan Party” under the Credit Agreement and each other Loan Document, and the Lenders party hereto and the Administrative Agent hereby agree that such release of the Released Borrower shall be effective automatically upon the effectiveness of this Amendment pursuant to Section 5 of this Amendment without any further action by any person.
Section 5. Effectiveness of Amendment and Release. Each of the modifications set forth in the Amended Credit Agreement and the release in Section 4 of this Amendment shall be effective on the date upon which each of the following conditions precedent has been satisfied (the “Effective Date”):
    (a)    This Amendment shall have been executed by the Existing Borrowers (including the Released Borrower), the New Borrower, each Subsidiary Guarantor, the Administrative Agent and the Required Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.
    (b)    There shall be no outstanding Revolving Loans made to the Released Borrower and there shall be no outstanding Letters of Credit issued in respect of the Released Borrower as the applicant for such Letter of Credit.
    (c)    The Administrative Agent shall have received all reasonable out of pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of its outside counsel, to the extent invoiced on or prior to the Effective Date) in connection with the preparation, negotiation and effectiveness of this Amendment and the other documents being executed or delivered in connection herewith.
Section 6. Effectiveness of Joinder. The joinder of the New Borrower as an Additional Revolving Borrower pursuant to Section 3 of this Amendment shall be effective on the date upon which each of the following conditions precedent has been satisfied:
    (a)    Immediately prior to and immediately after giving effect to the joinder of the New Borrower as an Additional Revolving Borrower, no Default has occurred and is continuing, and the Administrative Agent shall have received a certificate of an authorized officer of the Company certifying as to the satisfaction of such condition.
(b)    The Administrative Agent shall have received this Amendment, duly executed by the New Borrower.
(c)    The Administrative Agent (or its counsel) shall have received from the New Borrower duly executed Notes in favor of each Lender requesting a Note at least three (3) Business Days prior to the Effective Date.
    (d)    The Administrative Agent shall have received such proof of corporate or other action and other documents, in each case in respect of the New Borrower, as are consistent with those delivered by Cooper UK pursuant to Section 9(d) of Amendment No. 1 on the Amendment No. 1 Effective Date, all in form, content and scope substantially consistent with those delivered by Cooper UK on the Amendment No. 1 Effective Date.
NAI-1523243933v6

    (e)    The Administrative Agent shall have received a favorable written opinion with respect to the New Borrower (addressed to the Administrative Agent and the Lenders and dated the Effective Date) from Jones Day, as counsel for the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.
    (f)    The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for the New Borrower.
    (g)    To the extent requested by the Administrative Agent or any Lender at least three (3) Business Days in advance of the effectiveness of such joinder, the Administrative Agent or such Lender shall have received all documentation and other information with respect to the New Borrower required by regulatory authorities under applicable Sanctions Laws and Regulations or the Beneficial Ownership Regulation.
Section 7. Representations and Warranties. Each Borrower (which shall include the New Borrower) and each Subsidiary Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:
    (a)    each Borrower and each Subsidiary Guarantor has the legal power and authority to execute and deliver this Amendment;
    (b)    the officers executing this Amendment on behalf of each Borrower and each Subsidiary Guarantor have been duly authorized to execute and deliver the same and bind such Borrower or such Subsidiary Guarantor with respect to the provisions hereof;
    (c)    no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment;
    (d)    this Amendment constitutes the legal, valid and binding agreement and obligation of the Borrowers (other than the Released Borrower) and each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
    (e)    the information included in each Beneficial Ownership Certification provided by the Borrowers is true and correct in all respects; and
    (f)    each of the representations and warranties set forth in Article III of the Amended Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.
Section 8. Credit Agreement Unaffected. Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Amended Credit Agreement. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment shall be a Loan Document.
Section 9. Subsidiary Guarantor Acknowledgment. Each Subsidiary Guarantor, by signing this Amendment:
(a)    consents and agrees to and acknowledges the terms of this Amendment;
    (b)    acknowledges and agrees that all of the Loan Documents to which such Subsidiary Guarantor is a party or is otherwise bound shall continue in full force and effect and that all of such Subsidiary Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and
NAI-1523243933v6

    (c)    acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Subsidiary Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments or modifications to the Credit Agreement.
Section 10. Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.
Section 11. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 12. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS (INCLUDING THE NEW BORROWER) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
Section 13. Jurisdiction. EACH BORROWER (INCLUDING THE NEW BORROWER) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS AGAINST ANY BORROWER (INCLUDING THE NEW BORROWER) OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
Section 14. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
[Signature pages follow.]
NAI-1523243933v6

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

THE COOPER COMPANIES, INC., as an Existing Borrower

By:_/s/ Brian G. Andrews________________________
    Name: Brian G. Andrews
    Title: Executive Vice President, Chief
Financial Officer & Treasurer

COOPERVISION INTERNATIONAL LIMITED, as an Existing Borrower

By:_/s/ Brian G. Andrews________________________
    Name: Brian G. Andrews
    Title: Director

COOPERVISION HOLDING KFT., as a Released Borrower

By:_/s/ Agostino Ricupati________________________
    Name: Agostino Ricupati
    Title: Director

COOPERSURGICAL HOLDINGS LIMITED, as an Additional Revolving Borrower

By:_/s/ Brian G. Andrews________________________
    Name: Brian G. Andrews
    Title: Director

[Signtaure Page – Amendment No. 2 and Joinder]

KEYBANK NATIONAL ASSOCIATION,
as the Administrative Agent and a Lender

By: /s/ Marianne T. Neil
Name: Marianne T. Meil
Title: Sr. Vice President

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Each of the undersigned Subsidiary Guarantors acknowledges the terms of and consents to the foregoing:

COOPERVISION, INC.

By:_/s/ Brian G. Andrews__________________
    Name: Brian G. Andrews
    Title: Executive Vice President &
Treasurer

COOPERSURGICAL, INC.

By:_/s/ Brian G. Andrews__________________
    Name: Brian G. Andrews
    Title: Executive Vice President &
Treasurer

[Signtaure Page – Amendment No. 2 and Joinder]

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	PNC Bank National Association, N.A. By: /s/ Dawn Kondrat Name: Dawn Kondrat Title: Senior Vice President

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	TD Bank, N.A., as a Lender By: /s/ Bernadette Collins Name: Bernadette Collins Title: Senior Vice President

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	Bank of the West By: /s/ Adriana Collins Name: Adriana Collins Title: Director

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	CITlZENS BANK, N.A., By: /s/ Mark Guyeski Name: Mark Guyeski Title: Vice President

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	MIZUHO BANK, LTD. By: /s/ Tracy Rahn Name: Tracy Rahn Title: Executive Director

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	THE BANK OF NOVA SCOTIA By: /s/ Robb Gass Name: Robb Gass Title: Managing Director

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	U.S. BANK NATIONAL ASSOCIATION By: /s/ Tom Priedeman Name: Tom Priedeman Title: Senior Vice President

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Andrea Chen Name: Andrea Chen Title: Managing Director

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	CITIBANK, N.A. By: /s/ Pranjal Gambhir Name: Pranjal Gambhir Title: Vice President

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Strictly Confidential
Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	KBC Bank N.V., New York Branch By: /s/ Deborah Carlson Name: Deborah Carlson Title: Director By: /s/ Robbie Claes Name: Robbie Claes Title: Managing Director

[Signtaure Page – Amendment No. 2 and Joinder]
NAI-1523243933

Internal

Strictly Confidential
Signature Page to
Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement,
dated as of the date first above written,
among The Cooper Companies, Inc. and CooperVision International Limited,
as Existing Borrowers,
CooperVision Holding Kft.,
as an Existing Borrower and as the Released Borrower,
CooperSurgical Holdings Limited,
as an Additional Revolving Borrower,
KeyBank National Association, as the Administrative Agent,
and the Lenders party thereto

Name of Institution:	DNB CAPITAL LLC By: /s/ Kristie Li Name: Kristie Li Title: Senior Vice President /s/ Devan Patel Devan Patel First Vice President

Annex I
Amended Credit Agreement
[See attached.]
[Signature Page – Amendment No. 2 and Joinder]
NAI-1523373604v6

AS AMENDED BY AMENDMENT NO. 1 AND JOINDER, DATED AS OF OCTOBER 30, 2020,
AND AMENDMENT NO. 2 AND JOINDER, DATED AS OF DECEMBER 17, 2021
DEAL CUSIP: 21664UAQ9
TERM LOAN CUSIP: 21664UAR7
REVOLVER CUSIP: 21664UAR7
REVOLVING CREDIT AND TERM LOAN AGREEMENT
dated as of
April 1, 2020
among
THE COOPER COMPANIES, INC.,
COOPERVISION INTERNATIONAL ~~HOLDING COMPANY, LP,~~ LIMITED
~~COOPERSURGICAL NETHERLANDS B.V. and~~
and
~~COOPERVISION HOLDING KFT.~~COOPERSURGICAL HOLDINGS LIMITED,
as Borrowers,
THE LENDERS NAMED HEREIN,
as Lenders,
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent,
PNC BANK, NATIONAL ASSOCIATION, and
TD BANK, N.A.,
as Syndication Agents,
BANK OF THE WEST,
CITIZENS BANK, N.A.,
MIZUHO BANK, LTD.,
THE BANK OF NOVA SCOTIA,
U.S. BANK NATIONAL ASSOCIATION and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Documentation Agents,
and
KEYBANC CAPITAL MARKETS INC.,
BANK OF THE WEST,
CITIZENS BANK, N.A.,
MIZUHO BANK, LTD.,
PNC CAPITAL MARKETS, LLC,
THE BANK OF NOVA SCOTIA,
TD SECURITIES (USA) LLC,
U.S. BANK NATIONAL ASSOCIATION and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners and Joint Lead Arrangers
$1,290,000,000 Revolving Facility
NAI-1523373604v~~1~~6

Page

ARTICLE I DEFINITIONS    1
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    27
Section 1.03    Terms Generally    ~~27~~28
Section 1.04    Accounting Terms; GAAP    ~~27~~28
Section 1.05    Currency Equivalents    28
Section 1.06    LIBOR Notification    ~~28~~29
Section 1.07    Dutch Terms    ~~28~~29
Section 1.08    Hungarian Terms    ~~29~~30
Section 1.09    Divisions    30
Section 1.10    Benchmark Notification    31
ARTICLE II THE CREDITS    ~~30~~31
Section 2.01    Commitments    ~~30~~31
Section 2.02    Loans and Borrowings    31
Section 2.03    Requests for Borrowings    ~~31~~32
Section 2.04    Incremental Facilities    ~~32~~33
Section 2.05    Swingline Loans    ~~34~~35
Section 2.06    Letters of Credit    ~~35~~36
Section 2.07    Funding of Borrowings    ~~39~~40
Section 2.08    Interest Elections    40
Section 2.09    Termination and Reduction of Commitments    41
Section 2.10    Repayment of Loans; Evidence of Debt    ~~41~~42
Section 2.11    Prepayment of Loans    ~~42~~43
Section 2.12    Fees    43
Section 2.13    Interest    44
Section 2.14    Alternate Rate of Interest    ~~44~~45
Section 2.15    Increased Costs    45
Section 2.16    Break Funding Payments    ~~46~~47
Section 2.17    Payments Free of Taxes    47
Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    ~~50~~51
Section 2.19    Mitigation Obligations; Replacement of Lenders    52
Section 2.20    Defaulting Lenders    53
Section 2.21    Designation of Additional Revolving Borrowers    55
Section 2.22    Extension of Maturity Dates    ~~56~~57
Section 2.23    ~~Effect of~~ Benchmark ~~Transition Event~~Replacement Setting    58
ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~61~~66
Section 3.01    Organization; Powers    ~~61~~66
Section 3.02    Authorization; Enforceability    ~~62~~66
Section 3.03    Governmental Approvals; No Conflicts    ~~62~~67
Section 3.04    Financial Condition; No Material Adverse Change    ~~62~~67
Section 3.05    Properties    ~~62~~67
Section 3.06    Litigation and Environmental Matters    ~~62~~67
Section 3.07    Compliance with Laws and Agreements    ~~63~~68
Section 3.08    Investment Company Status    ~~63~~68
NAI-1523373604v~~1~~6

Page

Section 3.09    Taxes    ~~63~~68
Section 3.10    ERISA    ~~63~~68
Section 3.11    Disclosure    ~~63~~68
Section 3.12    Sanctions Laws and Regulations    ~~64~~68
Section 3.13    Federal Reserve Board Regulations    ~~64~~69
Section 3.14    Subsidiaries    ~~64~~69
Section 3.15    Solvency    ~~64~~69
ARTICLE IV CONDITIONS    ~~64~~69
Section 4.01    Closing Date    ~~64~~69
Section 4.02    Each Credit Event    ~~66~~71
ARTICLE V AFFIRMATIVE COVENANTS    ~~66~~71
Section 5.01    Financial Statements; Ratings Change and Other Information    ~~66~~71
Section 5.02    Notices of Material Events    ~~67~~72
Section 5.03    Existence; Conduct of Business    ~~68~~73
Section 5.04    Payment of Obligations    ~~68~~73
Section 5.05    Maintenance of Properties; Insurance    ~~68~~73
Section 5.06    Books and Records; Inspection Rights    ~~68~~73
Section 5.07    Compliance with Laws    ~~69~~73
Section 5.08    Use of Proceeds and Letters of Credit    ~~69~~74
Section 5.09    Additional Subsidiary Guarantors    ~~69~~74
ARTICLE VI NEGATIVE COVENANTS    ~~69~~74
Section 6.01    Changes in Business    ~~70~~74
Section 6.02    Consolidation, Merger, Asset Sales, etc.    ~~70~~74
Section 6.03    Liens    ~~70~~75
Section 6.04    Indebtedness of Non-Loan Party Subsidiaries    ~~72~~76
Section 6.06    Financial Covenants    ~~73~~78
Section 6.08    Transactions with Affiliates    ~~73~~78
Section 6.09    Sanctions Laws and Regulations    ~~74~~78
ARTICLE VII EVENTS OF DEFAULT    ~~74~~79
Section 7.01    Events of Default    ~~74~~79
Section 7.02    Distribution of Payments after Default    ~~76~~81
ARTICLE VIII THE ADMINISTRATIVE AGENT    ~~77~~81
Section 8.01    The Administrative Agent    81
Section 8.02    Erroneous Payments    83
ARTICLE IX GUARANTY    ~~78~~86
Section 9.01    Guaranty by the Company    ~~78~~86
Section 9.02    Guaranty Unconditional    ~~79~~87
Section 9.03    Waivers    ~~80~~87
NAI-1523373604v~~1~~6

Page

Section 9.04    Company Obligations to Remain in Effect; Restoration    ~~80~~88
Section 9.05    Waiver of Acceptance, etc    ~~80~~88
Section 9.06    Subrogation    ~~80~~88
Section 9.07    Effect of Stay    ~~80~~88
Section 9.08    Keepwell    ~~81~~88
ARTICLE X MISCELLANEOUS    ~~81~~89
Section 10.01    Notices    ~~81~~89
Section 10.02    Waivers; Amendments    ~~83~~90
Section 10.03    Expenses; Indemnity; Damage Waiver    ~~83~~91
Section 10.04    Successors and Assigns    ~~85~~93
Section 10.05    Survival    ~~88~~96
Section 10.06    Counterparts; Integration; Effectiveness; Electronic Execution    ~~88~~96
Section 10.07    Severability    ~~89~~97
Section 10.08    Right of Setoff    ~~89~~97
Section 10.09    Governing Law; Jurisdiction; Consent to Service of Process    ~~89~~97
Section 10.10    WAIVER OF JURY TRIAL    ~~90~~98
Section 10.11    Headings    ~~90~~98
Section 10.12    Confidentiality    ~~90~~98
Section 10.13    Material Non-Public Information    ~~90~~98
Section 10.14    Interest Rate Limitation    ~~91~~99
Section 10.15    Judgment Currency    ~~91~~99
Section 10.16    USA PATRIOT Act    ~~91~~99
Section 10.17    No Advisory or Fiduciary Responsibility    ~~92~~100
Section 10.18    Several Liability of Certain Borrowers    ~~92~~100
Section 10.19    Acknowledgment and Consent to Bail-In of Affected Financial
    Institutions    ~~92~~100
Section 10.20    Acknowledgement Regarding Any Supported QFCs    ~~93~~101
Section 10.21    Electronic Execution of Assignments and Certain Other Documents    ~~94~~102

NAI-1523373604v~~1~~6

SCHEDULES:
Schedule 1.01(a) – Lenders and Commitments
Schedule 1.01(b) – Subsidiary Guarantors
Schedule 1.01(c) – Existing Hedge Agreements
Schedule 1.01(d) – Existing Letters of Credit
Schedule 3.14 – Subsidiaries
Schedule 6.03 – Existing Liens
Schedule 6.04 – Existing Indebtedness
EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Compliance Certificate
Exhibit C-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal
Income Tax Purposes)
Exhibit C-2 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal
Income Tax Purposes)
Exhibit C-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal
Income Tax Purposes)
Exhibit C-4 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income
Tax Purposes)
Exhibit D-1 – Form of Revolving Loan Note
Exhibit D-2 – Form of Term Loan Note
Exhibit D-3 – Form of Swingline Loan Note
Exhibit E – Form of Borrowing Request

NAI-1523373604v~~1~~6

This REVOLVING CREDIT AND TERM LOAN AGREEMENT is entered into as of April 1, 2020 among THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”), COOPERVISION INTERNATIONAL ~~HOLDING COMPANY, LP, a~~LIMITED, a private limited ~~partnership~~company registered in England and Wales ~~under No. LP3698 and duly registered under the Companies Act of Barbados (“CooperVision International~~with company registration number 12210296 (“Cooper UK”), COOPERSURGICAL ~~NETHERLANDS B.V., a Netherlands private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Cooper Netherlands”), and COOPERVISION HOLDING KFT., a Hungarian limited liability company (korlátolt felelősségű társaság) (“Cooper Kft”)~~HOLDINGS LIMITED, a private limited company registered in England and Wales with company registration number 09877160 (“CooperSurgical UK”), the Lenders from time to time party hereto, each of PNC BANK, NATIONAL ASSOCIATION, and TD BANK, N.A., as a Syndication Agent, each of BANK OF THE WEST, CITIZENS BANK, N.A., MIZUHO BANK, LTD., THE BANK OF NOVA SCOTIA, U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Documentation Agent, and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (each, as defined below).
The parties hereto agree as follows:
Article I

DEFINITIONS
Section 1.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business line or unit or division of any Person, or (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, in each case whether by purchase, merger, consolidation, amalgamation or any other combination with such Person.
“Additional Commitment Lender” has the meaning assigned to such term in Section 2.22(d).
“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any Incremental Revolving Commitments and/or Incremental Term Loans which shall be consistent with the applicable provisions of this Agreement relating to Incremental Revolving Commitments and/or Incremental Term Loans and otherwise satisfactory to the Administrative Agent, the Company and the Revolving Borrowers or the Term Loan Borrower, as applicable.
“Additional Revolving Borrower” means any Revolving Borrower that becomes a Borrower hereunder after the Closing Date pursuant to Section 2.21 hereof.
“Additional Revolving Borrower Joinder Agreement” means a joinder to this Agreement executed pursuant to Section 2.21 hereof in a form reasonably acceptable to the Administrative Agent and executed by the Administrative Agent, the Company and the Additional Revolving Borrower(s) becoming a party to this Agreement.
“Adjusted Foreign Currency Rate” means (a) with respect to any Foreign Currency Loan denominated in Canadian Dollars, the CDOR Rate, and (b) with respect to each Interest Period for any other Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average ICE Benchmark Administration Limited (or any successor thereto) Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for
NAI-1523373604v~~1~~6

deposits in the applicable Designated Foreign Currency (or with respect to Foreign Currency Loans denominated in Pounds, on the day of the commencement of such Interest Period) with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that (i) in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in an amount equal to the amount of such Foreign Currency Loan in the applicable Designated Foreign Currency are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period, and (ii) in no event will the Adjusted Foreign Currency Rate be less than 0%.
“Adjusted LIBO Rate” means with respect to each Interest Period for a Eurodollar Loan, (i) the ~~rate per annum equal to the~~ offered rate ~~appearing on Reuters Screen LIBOR01 Page (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average~~for Dollar deposits for a term coextensive with the designated Interest Period that the ICE Benchmark Administration Limited (or any successor ~~thereto) Interest Settlement Rate at approximately 11:00 A.M. (~~administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time~~)~~ on the day that is two (2) Business Days prior to the ~~commencement of such Interest Period, for deposits in Dollars with a maturity comparable to~~beginning of such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in ~~the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period; provided, further, that in~~ no event will the Adjusted LIBO Rate be less than 0%.
“Administrative Agent” means KeyBank National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.
“Administrative Agent Fee Letter” means the Fee Letter, dated as of March 3, 2020, among the Company, the Administrative Agent and KeyBanc Capital Markets Inc.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Party” has the meaning assigned to such term in Section 10.01(d).
    ~~NAI-1523373604v1~~ -2-
NAI-1523373604v6

“Agreement” means this Revolving Credit and Term Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.
”Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the offered rate ~~appearing on the Reuters Screen LIBOR01 Page~~for Dollar deposits that the ICE Benchmark Administration (or ~~on~~ any successor ~~or substitute page of such page)~~administrator of LIBOR rates) fixes as its LIBOR rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Amendment No. 1” means Amendment No. 1 and Joinder to Revolving Credit and Term Loan Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrowers, the Administrative Agent and the Lenders party thereto.
“Amendment No. 1 Effective Date” means October 30, 2020.
“Amendment No. 2” means Amendment No. 2 and Joinder to Revolving Credit and Term Loan Agreement, dated as of the Amendment No. 2 Effective Date, among the Borrowers, the Administrative Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date” means December 17, 2021.
“Applicable Maturity Date” has the meaning assigned to such term in Section 2.22(a).
“Applicable Rate” means, as of any date of determination:
(a)on the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the applicable rate per annum applicable to Level II in the table set forth below; and
    ~~NAI-1523373604v1~~ -3-
NAI-1523373604v6

(b)commencing on the date on which a Compliance Certificate is delivered with respect to the fiscal quarter ending April 30, 2020 and continuing with each fiscal quarter thereafter, the applicable rate per annum determined in accordance with the table set forth below:

Ratio Level	Total Leverage Ratio	Eurodollar—App licable Rate	Foreign Currency – Applicable Rate	ABR – Applicable Rate
Level I	Less than 1.50 to 1.00	0.75%	0.75%	0.00%
Level II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.875%	0.875%	0.00%
Level III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	1.00%	1.00%	0.00%
Level IV	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	1.25%	1.25%	0.25%
Level V	Greater than or equal to 3.00 to 1.00	1.50%	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(c); provided, however, that if such Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then the Applicable Rate shall be the percentage that would apply to Level V above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date on which such Compliance Certificate is delivered (on which date the Applicable Rate shall be set at the margin based upon the calculations in such Compliance Certificate).
If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise) and as a result thereof, the Total Leverage Ratio was determined incorrectly for any period, the applicable Borrower shall be required to retroactively pay any additional amount that such Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered (or, to the extent that any Borrower paid any amounts in excess of the amounts such Borrower should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the applicable Borrower to each such Lender).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Articles 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Asset Sale” means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Company or any Subsidiary) by the Company or any Subsidiary to any Person of any of the Company’s or such Subsidiary’s respective assets.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted
    ~~NAI-1523373604v1~~ -4-
NAI-1523373604v6

by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” means any of the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Financial Officer or General Counsel of the applicable Loan Party.
“Availability Period” means, with respect to the Revolving Facility, the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect minus (b) such Lender’s Revolving Credit Exposure then outstanding; provided, that in calculating any Lender’s Revolving Credit Exposure for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.12(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers ~~by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution~~.
“Bail-In Legislation” means (a) with respect to any EEA Member Country ~~implementing~~which has implemented, or which at any time implements, Article 55 ~~of Directive 2014/59/EU of the European Parliament and of the Council of the European Union~~BRRD, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule from time to time and (b) ~~with respect~~in relation to the United Kingdom, ~~Part I of~~the UK Bail-In Legislation and (c) in relation to any state other than such an EEA Member Country and the United Kingdom ~~Banking Act 2009 (as amended~~, any analogous law or regulation from time to time~~) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).~~which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, administrative receiver, compulsory manager, monitor, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, winding up, dissolution, restructuring, restructuring plan, adjustments, protection, relief, composition or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the in
    ~~NAI-1523373604v1~~ -5-
NAI-1523373604v6

good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate).
“Change in Control” means the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than 35% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Company.
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).
“Closing Date Revolver Prepayment Amount” means an amount equal to the initial aggregate amount of the Lenders’ Revolving Commitments minus $1,000,000,000.
“Closing Fee Letter” means the Closing Fee Letter, dated as of the Closing Date, among the Borrowers and the Administrative Agent, for the benefit of the Lenders.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.
“Commitment Fee Rate” means, as of any date of determination:
(a)on the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the rate per annum applicable to Level II in the table set forth below; and
(b)commencing on the date on which a Compliance Certificate is delivered with respect to the fiscal quarter ending April 30, 2020 and continuing with each fiscal quarter thereafter, a rate per annum determined in accordance with the table set forth below:

Ratio Level	Total Leverage Ratio	Commitment Fee Rate
    ~~NAI-1523373604v1~~ -7-
NAI-1523373604v6

Closing Date, as such list may be supplemented after the Closing Date by the Company from time to time as reasonably agreed by the Administrative Agent, it being agreed that any successor-in-interest to any Competitor shall be deemed to be reasonably agreed to by the Administrative Agent. Any such supplement to the list of Competitors after the Closing Date will become effective two Business Days after such supplement is delivered to the Administrative Agent. The list of such Persons submitted to the Administrative Agent shall be made available to the Lenders upon request. In no event shall a supplement apply retroactively to disqualify any Lender as of the date of such supplement.
“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) any extraordinary, unusual or non-recurring expenses, losses and charges, including (A) impairment charges, (B) any loss from dispositions or the sales of assets outside the ordinary course of business, (C) costs and charges associated with any Acquisitions and any related restructurings and investments, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired, and the amortization of acquisition related intangible assets, (D) facility start-up costs and (E) amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt refinancing costs and commissions and other fees and charges associated with Indebtedness, (v) restricted stock expense and stock option expense (but only to the extent deducted from the determination of Consolidated Net Income for such period), (vi) fees, costs and expenses incurred and paid by the Company or any of the Company’s Subsidiaries in connection with any litigation, judgment or settlement for any actual or threatened claim, action, suit or proceeding, including any out-of-court agreement or settlement, (vii) restructuring charges and reserves (whether or not classified as such under GAAP), including any fees, expenses or losses related to product line exits or the reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses or the disposal, abandonment, transfer, closing or discontinuing of operations or assets, provided that the aggregate amount of all such charges made in cash does not exceed the greater of $80,000,000 or 1.25% of Consolidated Total Assets during any twelve-month period, (viii) any non-cash impairment charge or asset write-off or write-down related to intangible assets, goodwill, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (ix) all non-cash losses from investments recorded using the cost or equity method, (x) non-cash stock-based awards compensation expense, (xi) non-cash mark to market and other non-cash charges or non-cash expenses related to Hedge Agreement obligations, (xii) other non-cash charges (provided that if any non-cash charges referred to in this clause (xii) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (xiii) (A) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan, profits interest or stock option plan, any equity-based compensation or equity-based incentive plan, or any other management or employee benefit plan, agreement or pension plan and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests of the Company held by management of the Company or any of its Subsidiaries, and (xiv) fees, costs, premiums and expenses incurred and paid by the Company or any of the Company’s Subsidiaries during any period in connection with any acquisition, investment, asset disposition, issuance, prepayment, or redemption of any Indebtedness permitted to be incurred pursuant to Section 6.04, issuance of equity securities, refinancing transaction or amendment or modification of any debt instrument (in each case, whether or not consummated) minus (b) any extraordinary gains, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on Consolidated Net Income (including, without limitation, any additions to such taxes, and any penalties
    ~~NAI-1523373604v1~~ -9-
NAI-1523373604v6

and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding the cumulative effect of a change in accounting principles.
“Consolidated Net Indebtedness” means, on any date, the difference of (a) Consolidated Total Indebtedness as of such date, minus (b) the aggregate amount of all Unrestricted Cash.
“Consolidated Total Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company at such time.
“Consolidated Total Indebtedness” means the sum (without duplication) of all Indebtedness of the Company and of its Subsidiaries, all as determined on a consolidated basis.
“Consolidated Total Tangible Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company at such time excluding the net book value of intangible assets.
~~“Consolidated Total Indebtedness” means the sum (without duplication) of all Indebtedness of the Company and of its Subsidiaries, all as determined on a consolidated basis.~~
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise ~~voting power~~Voting Power, by contract or otherwise. “~~Controlling” and “~~Controlled” ~~have meanings~~has a meaning correlative thereto.
“~~Cooper Kft~~CooperSurgical UK” has the meaning assigned to such term in the preamble.
“Cooper UK” means CooperVision International Limited, a private limited company registered in England and Wales with company registration number 12210296.
~~“CooperVision International” has the meaning assigned to such term in the preamble.~~
“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender, each Designated Hedge Creditor or any other Lender, and the respective successors and assigns of each of the foregoing.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding
    ~~NAI-1523373604v1~~ -10-
NAI-1523373604v6

obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bail-In Action or (e) has become the subject of a Bankruptcy Event.
“Designated Foreign Currency” means Euros, Canadian dollars, Pounds Sterling, Japanese Yen, any other currency (other than Dollars) identified as a G10 currency (or any successor or substitute term) on the Closing Date (which, for the avoidance of doubt, includes Euros, Japanese Yen, Canadian dollars, Swiss francs, British pounds, Australian dollars, New Zealand dollars, Norwegian krone and Swedish krona) by a generally recognized financial information service selected by the Administrative Agent, or any other currency (other than Dollars) approved in writing by each of the Revolving Lenders and that is freely traded and exchangeable into Dollars.
“Designated Hedge Agreement” means any Existing Hedge Agreement and any Hedge Agreement (other than a Commodities Hedge Agreement) to which a Borrower or any Subsidiary is a party and as to which, at the time such Hedge Agreement is entered into, a Lender or any of its Affiliates is a counterparty.
“Designated Hedge Creditor” means each Person that participates as a counterparty to a Borrower or any Subsidiary pursuant to any Designated Hedge Agreement.
“Designated Persons” means, at any time, (a) any Person listed in any sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Government of Canada, or other relevant sanctions authority, or (b) any Person owned or controlled by any such Person or Persons described in clause (a).
“Disclosed Matters” means the actions, suits and proceedings, the environmental matters or other fact or circumstance disclosed in the Company’s annual report on Form 10-K for the fiscal year ended October 31, ~~2019 or quarterly report on Form 10Q for the fiscal quarter ended January 31, 2020~~2021, or any other reports filed prior to the Closing Date (including Form 8-K), in each case, as filed with the SEC.
“Documentation Agent” means each of Bank of the West, Mizuho Bank, Ltd., The Bank of Nova Scotia, U.S. Bank National Association and Wells Fargo Bank, National Association, as documentation agents under this Agreement.
~~“Dollars” or “$” refers to lawful money of the United States of America~~.
“Dollar Equivalent” means, (i) with respect to any amount denominated in Dollars, such amount, (ii) with respect to a Foreign Currency Loan to be made, the Dollar equivalent of the amount of such Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the date such Foreign Currency Loan is to be made, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on the date such Foreign Currency Loan is to be made, (iii) with respect to any Letter of Credit to be issued in any Designated Foreign Currency, the Dollar equivalent of the maximum amount available to be drawn under such Letter of Credit, determined by the applicable Issuing Bank on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the issuance of such Letter of Credit, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date of issuance, and (iv) with respect to any other amount not denominated
    ~~NAI-1523373604v1~~ -11-
NAI-1523373604v6

in Dollars, and with respect to Foreign Currency Loans and Letters of Credit issued in any Designated Foreign Currency at any other time, the Dollar equivalent of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, is being determined, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, excluding any FSHCO and any subsidiary of either a FSHCO or a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country or the United Kingdom which is subject to the supervision of ~~an EEA~~a Resolution Authority, (b) any entity established in an EEA Member Country or the United Kingdom which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country or the United Kingdom which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
~~“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.~~
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security systems.
“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent, (B) the Issuing Bank in the case of an assignment of a Revolving Commitment, and (C) unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Company or any of the Company’s Affiliates or Subsidiaries ~~or~~, (b) any Defaulting Lender or (c) any Competitor.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, or other binding requirements issued, promulgated or entered into by any Governmental Authority, relating to pollution, the preservation or protection of the environment or natural resources, the generation, manufacture, use, labeling, treatment, storage, handling, transportation or Release of any Hazardous Material or, to the extent involving or related to any of the foregoing, health and safety matters.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
    ~~NAI-1523373604v1~~ -12-
NAI-1523373604v6

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of the Company or any of its ERISA Affiliates to satisfy the minimum funding standard of Section 412 and 430 of the Code or Sections 302 or 303 of ERISA with respect to

    ~~NAI-1523373604v1~~ -13-
NAI-1523373604v6

any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 8.02(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.02(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.02(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.02(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.02(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.
“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any non-wholly owned Subsidiary, (c) any Domestic Subsidiary that is not a Material Subsidiary, (d) any captive insurance company that is a Subsidiary, (e) any special purpose entity created or acquired in connection with, or which issues Indebtedness under, any Permitted Securitization Transaction and (f) any Subsidiary a guarantee by which would cause adverse tax consequences to the Company or any of its Subsidiaries as reasonably determined by the Company.
    ~~NAI-1523373604v1~~ -14-
NAI-1523373604v6

“Excluded Swap Obligation” means, with respect to any Borrower or any Subsidiary Guarantor, (x) as it relates to all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor or the Guaranty in Article IX hereof of such Borrower, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or such Borrower becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Subsidiary Guarantor or such Borrower of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor or such Borrower becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
~~“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any nonwholly owned Subsidiary, (c) any Domestic Subsidiary that is not a Material Subsidiary, (d) any captive insurance company that is a Subsidiary, (e) any special purpose entity created or acquired in connection with, or which issues Indebtedness under, any Permitted Securitization Transaction and (f) any Subsidiary a guarantee by which would cause adverse tax consequences to the Company or any of its Subsidiaries as reasonably determined by the Company.~~
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. federal Taxes imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by a Borrower under Section 2.19(b)) or (ii) such Recipient (if the Recipient is a Lender) changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient acquired such interest in the Loan or Commitment or became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (g), and (d) any U.S. federal Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Revolving Credit and Term Loan Agreement, dated as of March 1, 2016, among the Company, the other borrowers party thereto, the lenders party thereto, KeyBank National Association, as administrative agent, and the other parties thereto, as amended, supplemented or otherwise modified through the date hereof.
“Existing DNB Term Loan Agreement” means that certain Loan Agreement, dated as of November 1, 2017, among the Company, the lenders party thereto and DNB Bank ASA, New York
    ~~NAI-1523373604v1~~ -15-
NAI-1523373604v6

“Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.04.
“Incremental Revolving Loan Lender” has the meaning assigned to such term in Section 2.04.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.04.
“Incremental Term Loan Commitments” has the meaning assigned to such term in Section 2.04.
“Incremental Term Loan Lender” has the meaning assigned to such term in Section 2.04.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guaranty Obligations of such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) for purposes of Section 6.04 and Section 7.01(g) only, all net obligations of such Person under any Hedge Agreement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
~~“Index Debt” means senior, unsecured, long term indebtedness for borrowed money of any Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.~~
“Interest Coverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, calculated on a Pro Forma Basis.
“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan (other than a Swingline Loan) or Foreign Currency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or Foreign Currency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means, with respect to any Eurodollar Borrowing or Foreign Currency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically

    ~~NAI-1523373604v1~~ -18-
NAI-1523373604v6

corresponding day in the calendar month that is one, ~~two,~~ three or six months thereafter (or, if agreed to by the Administrative Agent, ending on a day that is less than one month thereafter), as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing or Foreign Currency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing or Foreign Currency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the then applicable Maturity Date for such Facility. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving or Term Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means KeyBank National Association or any of its Affiliates, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The Revolving Borrowers, the Administrative Agent and any Lender may agree that such Lender may issue Letters of Credit hereunder, in which case the term “Issuing Bank” shall include such Lender with respect to the Letters of Credit issued by such Lender, and each reference to “Issuing Bank” shall mean the applicable Issuing Bank or all Issuing Banks, as the context may require.
“Joint Lead Arranger Fee Letters” means, collectively, each fee letter entered into between the Company and a Joint Lead Arranger.
“Joint Lead Arrangers” means, collectively, KeyBanc Capital Markets Inc., Bank of the West, Citizens Bank, N.A., Mizuho Bank, Ltd., PNC Capital Markets, LLC, The Bank of Nova Scotia, TD Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners under this Agreement.
~~“Joint Lead Arranger Fee Letters” means, collectively, each fee letter entered into between the Company and a Joint Lead Arranger.~~
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, Dollar Equivalent of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Revolving Borrowers at such time. The LC Exposure of any Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.
“Lender Notice Date” has the meaning assigned to such term in Section 2.22(b).
~~“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.~~
“Lenders” means, as of the Closing Date, the Persons listed on Schedule 1.01(a), and, thereafter, any ~~other~~ Person ~~that shall~~ with a Commitment or Term Loan Exposure, including those that have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
    ~~NAI-1523373604v1~~ -19-
NAI-1523373604v6

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto, the Notes (if any), the Subsidiary Guaranty, the Administrative Agent Fee Letter, the Closing Fee Letter, the Joint Lead Arranger Fee Letters and any other agreements entered into in connection herewith or therewith, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.
“Loan Parties” means the Borrowers and the Subsidiary Guarantors, and “Loan Party” means any one of them individually.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the remedies of the Administrative Agent or the Lenders thereunder.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding the greater of (a) $150,000,000 (or the Dollar Equivalent thereof) and (b) 6.0% of Consolidated Total Tangible Assets. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.
“Material Subsidiary” means each Subsidiary of the Company that meets either of the following conditions:
(a)such Subsidiary has assets (after eliminating assets related to intercompany transactions) that individually constitute at least 15% of Consolidated Total Assets as of the last day of the most recent period of four fiscal quarters of the Company for which audited annual financial statements or quarterly financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), respectively; or
(b)such Subsidiary’s net revenues (excluding intercompany revenues) were at least 15% of the Company’s consolidated net revenues for the most recent period of four fiscal quarters of the

    ~~NAI-1523373604v1~~ -20-
NAI-1523373604v6

Company for which audited annual financial statements or quarterly financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), respectively.
“Maturity Date” means the Revolving Maturity Date and/or the Term Loan Maturity Date, as the context may require.
“Maximum Total Leverage Ratio” means 3.75:1.00; provided that (a) for the two consecutive fiscal quarters ended immediately following the consummation of any Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition occurs), the Maximum Total Leverage Ratio shall be 4.75:1.00; (b) for the fiscal quarter ended immediately after such two fiscal quarters referred to in clause (a), the Maximum Total Leverage Ratio shall be 4.50:1.00; (c) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (b), the Maximum Total Leverage Ratio shall be 4.25:1.00 and (d) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (c), the Maximum Total Leverage Ratio shall be 4.00:1.00.
~~“Moody’s” means Moody’s Investors Service, Inc.~~
“MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting published on 24 November 2016 and entering into force on 1 July 2018.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Extending Lender” has the meaning assigned to such term in Section 2.22(b).
“Notes” means any promissory notes executed by any Borrower to evidence the Obligations in accordance with Section 2.10(e).
“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to any Credit Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Designated Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Credit Parties that are required to be paid by any Borrower pursuant hereto) or otherwise; provided, however, that Obligations shall not include any Excluded Swap Obligations.
“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.
“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
    ~~NAI-1523373604v1~~ -21-
NAI-1523373604v6

“Participant” has the meaning assigned to such term in Section 10.04.
“Participant Register” has the meaning assigned to such term in Section 10.04(c).
“Payment Office” means the office of the Administrative Agent at 4900 Tiedeman Road, Brooklyn, Ohio 44144, Attention: Donna Boening (facsimile: 216-370-5997; email: Agent_Servicing@keybank.com), or such other office(s), as the Administrative Agent may designate to the Company in writing from time to time.
“Payment Recipient” has the meaning assigned to it in Section 8.02.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Lien” means any Lien permitted by Section 6.03 of this Agreement.
“Permitted Securitization Transaction” means any transaction or series of transactions designated in writing by the Company to the Administrative Agent to be a “Permitted Securitization Transaction” which is entered into by the Company or any Subsidiary Guarantor pursuant to which the Company or any Subsidiary Guarantor, as applicable, may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or such Subsidiary Guarantor, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guaranty Obligations or other obligations in respect of such accounts receivable, and proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by KeyBank National Association (or any replacement Administrative Agent) as its prime rate in effect at its office located at 127 Public Square, Cleveland, Ohio 44114-1306 (or the principal office of any such replacement Administrative Agent); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
    ~~NAI-1523373604v1~~ -22-
NAI-1523373604v6

“Pro Forma Basis” ~~shall mean~~means, with respect to any Testing Period during which any Acquisition or Asset Sale occurs (and for purposes of determining whether an acquisition is an Acquisition or whether the Company and its Subsidiaries may take any other actions requiring compliance with a specified ratio), the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such Testing Period on a pro forma basis after giving effect to such Acquisition or Asset Sale (and any related repayment or incurrence of Indebtedness) (including, without limitation or duplication, (a) additional add backs which are (i) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), (ii) recommended by any due diligence quality of earnings report reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) conducted by (y) a firm of independent public accountants of recognized national standing or (z) any other accounting firm reasonably satisfactory to the Administrative Agent, selected by the Company and retained by the Company; or (iii) otherwise determined in such other manner reasonably acceptable to the Administrative Agent and (b) pro forma adjustments, for cost savings and other operating efficiencies (net of continuing associated expenses) to the extent the actions underlying such cost savings and operating efficiencies have been or are reasonably expected to be implemented and such cost savings and operating efficiencies are factually supportable and are expected to have a continuing impact), using, for purposes of making such calculations, the historical financial statements of the Company and its Subsidiaries which shall be reformulated as if such Acquisition or Asset Sale, and any other Acquisition or Asset Sale that has been consummated during such Testing Period, had been consummated on the first day of such Testing Period.
“Pro-Rata Share” means, with respect to any Lender, the percentage of the total Term Loan Exposure, Revolving Credit Exposure and unused Commitments represented by such Lender’s Term Loan Exposure, Revolving Credit Exposure and unused Commitments.
“Qualified Acquisition” means any Acquisition that has been designated to the Administrative Agent by a ~~Responsible~~Financial Officer of the Company as a “Qualified Acquisition”.
“Qualified ECP Guarantor” means, in respect of any Obligations with respect to a Designated Hedge Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Obligations or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Register” has the meaning assigned to such term in Section 10.04.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, dumping, placing, discarding, abandonment, or disposing into the environment (including abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Materials).
“Required Facility Lenders” means, with respect to any Facility, the holders of more than 50% of the total Term Loan Exposures or the total Revolving Commitments, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, after any termination of the Revolving Commitments, the holders of more than 50% of the total Revolving Credit Exposures); provided that, in the event any Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Majority Facility Lenders” means Lenders (excluding all Defaulting Lenders) having more than 50% of the total Term Loan Exposures or the total Revolving Commitments (or total Revolving Credit Exposures), as the case may be, outstanding under such Facility (excluding the Term Loan Exposures, Revolving Commitments and Revolving Credit Exposures, as applicable, of all Defaulting Lenders).
    ~~NAI-1523373604v1~~ -23-
NAI-1523373604v6

“Required Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.
“Resolution Authority” means ~~an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority~~any body which has authority to exercise any Write-Down and Conversion Powers.
“Revolving Borrowers” means, collectively, (a) the Company, (b) Cooper UK, (c) ~~Cooper Kft~~CooperSurgical UK and (d) any other Additional Revolving Borrower, and “Revolving Borrower” means each of them individually.
“Revolving Borrowing” means a Borrowing of Revolving Loans.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 1.01(a), or in the Additional Credit Extension Amendment or the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is the Dollar Equivalent of $1,290,000,000.
“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Facility” means the Revolving Commitments and the Revolving Loans and Swingline Loans made, and Letters of Credit issued, thereunder.
“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01(a) and Section 2.03.
“Revolving Maturity Date” means April 1, 2025.
“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
~~“Sanctioned Country” means a country, region or territory which is itself the subject or target of any Sanctions Laws and Regulations~~.
“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between a Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.
    ~~NAI-1523373604v1~~ -24-
NAI-1523373604v6

“Sanctioned Country” means a country, region or territory which is itself the subject or target of any Sanctions Laws and Regulations.
“Sanctions Laws and Regulations” means any economic or financial sanctions or trade embargoes, imposed, administered, or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, the Government of Canada, the United Nations Security Council or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission of the United ~~State~~States of America.
“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of its assets is greater than the probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
“Standard Permitted Lien” means any of the following: (i) Liens for Taxes not yet delinquent or Liens for Taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers or any of their Subsidiaries and do not secure any Indebtedness; (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.01(k); (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory

    ~~NAI-1523373604v1~~ -25-
NAI-1523373604v6

requirements, common law or consensual arrangements; (v) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrowers or any of their Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vi) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrowers and their Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (vii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); (viii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC; (ix) licenses of intellectual property of the Borrowers or any of their Subsidiaries granted in the ordinary course of business; and (x) any security interest or right to set off arising under the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken).
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary ~~voting power~~Voting Power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Subsidiary Guarantors” means, collectively, each Domestic Subsidiary (other than an Excluded Subsidiary) and that is or hereafter becomes a party to the Subsidiary Guaranty, and “Subsidiary Guarantor” means any one of them individually. Schedule 1.01(b) hereto lists each Subsidiary Guarantor as of the Closing Date.
“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of the date hereof, as supplemented from time to time, by the Subsidiary Guarantors in favor of the Administrative Agent.
“Swap Obligation” means, with respect to any Borrower or any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means KeyBank National Association, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“Syndication Agent” means each of PNC Bank, National Association, and TD Bank, N.A., as syndication agents under this Agreement.
“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.
    ~~NAI-1523373604v1~~ -26-
NAI-1523373604v6

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Facility” means the Term Loan Commitments and the Term Loans made thereunder.
“Term Loan” means a Loan made pursuant to Section 2.01(b) and Section 2.03, and includes any Incremental Term Loans made pursuant to Section 2.04.
“Term Loan Borrower” means the Company.
“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans hereunder, including any Incremental Term Loan Commitments. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 1.01(a). The initial aggregate amount of the Lenders’ Term Loan Commitments is $850,000,000.
“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the outstanding principal amount of such Lender’s Term Loans.
“Term Loan Lender” means a Lender with a Term Loan Commitment or Term Loan Exposure.
“Term Loan Maturity Date” means April 1, 2025.
“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.
“Total Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA, calculated on a Pro Forma Basis.
“Transactions” means the execution, delivery and performance by the Borrowers and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Adjusted Foreign Currency Rate.
“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the UK Banking Act 2009

    ~~NAI-1523373604v1~~ -27-
NAI-1523373604v6

and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
~~“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.~~
“Unrestricted Cash” means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Company and its Subsidiaries maintained in any demand deposit account, and (ii) the aggregate monetary value of all money market funds of the Company and its Subsidiaries maintained in any account of a securities intermediary, to the extent such cash deposits and money market funds are free of any Lien or other encumbrance (other than (x) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, and (y) customary holds for uncollected deposits).
“Unused Total Revolving Commitment” means, at any time, the excess of (i) the sum of the Lenders’ Revolving Commitments at such time over (ii) the sum of the Lenders’ Revolving Credit Exposure at such time.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
    ~~NAI-1523373604v1~~ -28-
NAI-1523373604v6

“Write-Down and Conversion Powers” means, (a) ~~with respect to any EEA Resolution Authority, the writedown and conversion powers of such EEA Resolution Authority from time to time under the~~in relation to any Bail-In Legislation ~~for the applicable EEA Member Country, which write- down and conversion powers are~~ described in the EU Bail-In Legislation Schedule, and (b) ~~with respect to the United Kingdom~~from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule, (b) in relation to the UK Bail-In Legislation, any powers ~~of the applicable Resolution Authority~~ under ~~the~~that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of ~~any UK Financial Institution~~such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers and (c) in relation to any other applicable Bail-In Legislation, (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers and (ii) any similar or analogous powers under that Bail-In Legislation.
Section 1.02Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
Section 1.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.
Section 1.04Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on December 31, 2018, notwithstanding any modification or interpretative change thereto after such date (including without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having or purporting to have a similar result or effect)); provided, further, that, if the Company notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the
    ~~NAI-1523373604v1~~ -29-
NAI-1523373604v6

Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein.
Section 1.05Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a Dollar amount shall mean such amount in dollars or, if the context so requires, the Dollar Equivalent of such amount in any Designated Foreign Currency. The Dollar Equivalent of any amount shall be determined in accordance with the definition of “Dollar Equivalent”; provided, however, that notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, in calculating the Dollar Equivalent of any amount for purposes of determining (i) a Borrower’s obligation to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.06(j), or (ii) a Borrower’s ability to request additional Loans or Letters of Credit pursuant to the Commitments, the Administrative Agent shall calculate the Dollar Equivalent of each such amount on the date of each Borrowing, conversion or continuation of any Borrowing or issuance of any Letter of Credit hereunder and on the date of any payment or prepayment of any Loans or reimbursement of any Letter of Credit and, in addition, the Administrative Agent may, in the case of either of the foregoing, in its discretion, calculate the Dollar Equivalent of any such amount on any other proximate Business Day selected by the Administrative Agent.
Section 1.06LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Adjusted LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.23 of this Agreement, such Section 2.23 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Company, pursuant to Section 2.23, in advance of any change to the reference rate upon which the interest rate on ~~LIBOR~~Eurodollar Loans is based. ~~However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Adjusted LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.23, will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~
Section 1.07Dutch Terms. In this Agreement, where it relates to an entity incorporated in the Netherlands, a reference to:
(i)a “director” means a managing director (bestuurder) and “board of directors” means its managing board (bestuur);
    ~~NAI-1523373604v1~~ -30-
NAI-1523373604v6

(ii)an “action to authorize” or “duly authorized”, where applicable, includes without limitation any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden);
(iii)any “proceeding under any bankruptcy or insolvency law”, “bankruptcy”, “insolvency”, or “dissolution” includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(iv)“bankruptcy, insolvency, receivership or similar proceeding” or “liquidation proceeding” (or words of similar import) includes an application for moratorium (surseance van betaling) and the appointment of a receiver, liquidator, custodian, trustee includes the appointment of an administrator and that a moratorium has been granted (surseance verleend);
(v)any procedure or step taken in connection with an insolvency proceeding includes such Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);
(vi)a “trustee” in any bankruptcy or insolvency proceeding includes a curator;
(vii)an “administrator” includes a bewindvoerder;
(viii)an “attachment” includes a beslag;
(ix)“gross negligence” means grove schuld;
(x)“indemnify” means vrijwaren;
(xi)“negligence” means schuld;
(xii)“bad faith” means kwade trouw; and
(xiii)“willful misconduct” means opzet.
Section 1.08Hungarian Terms. In this Agreement, where it relates to an entity incorporated in Hungary, a reference to:
(i)a “director” means a managing director (ügyvezető);
(ii)any “proceeding under any bankruptcy or insolvency law”, “bankruptcy”, “insolvency”, “dissolution”, “bankruptcy, insolvency, receivership or similar proceeding” or “liquidation proceeding” (or words of similar import) includes csődeljárás (bankruptcy), fizetési haladék (payment suspension), ideiglenes fizetési haladék (temporary payment suspension), felszámolási eljárás (liquidation), végelszámolás (voluntary solvent winding-up), kényszertörlési eljárás (involuntary deletion proceeding) and megszűntnek nyilvánítás (declaration of termination);
(iii)a “liquidator”, a “trustee”, an “administrator” and a “receiver” in any bankruptcy or insolvency proceeding includes a or other similar officer includes without limitation ideiglenes vagyonfelügyelő, vagyonfelügyelő, felügyelőbiztos, csődgondnok, felszámoló, állami felszámoló or végelszámoló;
(iv)“share” includes quota (üzletrész) representing the ownership interest in a Hungarian entity with a corporate form of a limited liability company (korlátolt felelősségű társaság) and “shareholder” shall be interpreted accordingly;
    ~~NAI-1523373604v1~~ -31-
NAI-1523373604v6

(v)a “moratorium” includes a moratórium, ideiglenes fizetési haladék or fizetési haladék;
(vi)“gross negligence” means súlyos gondatlanság;
(vii)“indemnify” means kártalanít;
(viii)“negligence” means gondatlanság; and
(ix)“bad faith” means rosszhiszem.
Section 1.09Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person that is a limited liability company becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.10Benchmark Notification. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or any other Relevant Rate or with respect to any alternative or successor benchmark thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.23, will be similar to, or produce the same value or economic equivalence of, LIBOR or any other Relevant Rate or any other benchmark or have the same volume or liquidity as did LIBOR or such other Relevant Rate or any other benchmark rate prior to its discontinuance or unavailability.
    ~~NAI-1523373604v1~~ -32-
NAI-1523373604v6

Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Term Loan Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that (i) if there are two or more Borrowings on a single day by a Borrower that consist of Eurodollar Loans and/or Foreign Currency Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than thirty (30) Borrowings of Eurodollar Loans and Foreign Currency Loans, in the aggregate, outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.
Article II
DO NOT DELETE. USED FOR NUMBERING
Section 1.01Commitments
Section 1.02Loans and Borrowings]
Section 1.03Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing or a Foreign Currency Borrowing, not later than 1:00 p.m., New York City time, three Business Days (or (x) in the case of a Eurodollar Borrowing on the Closing Date, two Business Days or (y) in the case of a Foreign Currency Borrowing designated in Japanese Yen, four Business Days) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing, and any notice of a Swingline Loan Borrowing shall be made in accordance with Section 2.05(b). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit E or such other form approved by the Administrative Agent (each, a “Borrowing Request”) and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the aggregate amount of the requested Borrowing, and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Foreign Currency Borrowing, and, if applicable, the Designated Foreign Currency applicable thereto;
(iv)in the case of a Eurodollar Borrowing or a Foreign Currency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing or Foreign Currency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
    ~~NAI-1523373604v1~~ -34-
NAI-1523373604v6

Section 1.04Incremental Facilities. On one or more occasions at any time after the Closing Date, the Borrowers may by written notice to the Administrative Agent elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”, together with the Incremental Revolving Commitments, the “Incremental Commitments”), in an aggregate amount not to exceed $1,605,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Revolving Borrowers or the Term Loan Borrower, as applicable, propose that such Incremental Commitments shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Revolving Borrowers or the Term Loan Borrower, as applicable, to arrange a syndicate of Lenders willing to hold the requested Incremental Commitments; provided that (x) any Incremental Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $10,000,000, (y) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment, and (z) any Lender or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender,” as applicable) to whom any portion of such Incremental Commitment shall be allocated shall be subject to the approval of the Revolving Borrowers or the Term Loan Borrower, as applicable, and the Administrative Agent, and, if an Incremental Revolving Commitment, the Issuing Bank and the Swingline Lender (each of which approvals shall not be unreasonably withheld), unless such Incremental Revolving Loan Lender or Incremental Term Loan Lender is an existing Lender.
The terms and provisions of any Incremental Revolving Commitments shall be identical to the existing Revolving Commitments. The terms and provisions of any Incremental Term Loan Commitments and any Incremental Term Loans shall provide that (a) the maturity date of any Incremental Term Loan that is a separate tranche shall be no earlier than the Term Loan Maturity Date and shall not have any scheduled amortization payments prior to such date, (b) the Incremental Term Loans shall share ratably in any prepayments of the existing Term Loan Facility, unless the Term Loan Borrower and the Incremental Term Loan Lenders in respect of such Incremental Term Loans elect lesser payments and (c) except as otherwise provided below with respect to upfront fees, the Incremental Term Loans shall otherwise be identical to the existing Term Loans.
The effectiveness of any Incremental Commitments and the availability of any borrowings under any such Incremental Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Commitments and borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.01, the Company would have been in compliance with the Financial Covenants that are applicable at such time; (y) the representations and warranties made or deemed made by the Borrowers in any Loan Document shall be true and correct in all material respects on the effective date of such Incremental Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrowers to authorize such Incremental Commitments and (B) all corporate, partnership, member, or other necessary action taken by each Subsidiary Guarantor authorizing the Subsidiary Guaranty by such Subsidiary Guarantor of such Incremental Commitments; and (ii) a customary opinion of counsel to the Borrowers and the Subsidiary Guarantors (which may be in substantially the same form as delivered on the Closing Date and may be delivered by internal counsel of
    ~~NAI-1523373604v1~~ -35-
NAI-1523373604v6

Foreign Currency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or Foreign Currency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or Foreign Currency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits), including, without limitation, costs associated with foreign currency hedging obligations incurred by such Lender in connection with any Foreign Currency Loan. In the case of a Eurodollar Loan or a Foreign Currency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted Foreign Currency Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 1.05Swingline Loans
Section 1.06Letters of Credit
Section 1.07Funding of Borrowings
Section 1.08Interest Elections
Section 1.09Termination and Reduction of Commitments
Section 1.10Repayment of Loans; Evidence of Debt
Section 1.11Prepayment of Loans
Section 1.12Fees
Section 1.13Interest
Section 1.14Alternate Rate of Interest
Section 1.15Increased Costs
Section 1.16Break Funding Payments
Section 1.17Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and
    ~~NAI-1523373604v1~~ -36-
NAI-1523373604v6

withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification. The applicable Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Borrower shall not be required to compensate any Recipient pursuant to this Section 2.17(d) for any interest, additions to tax or penalties that accrue as a result of such Recipient’s failure to request an indemnity within 270 days after the earlier of the date such Recipient first acquired knowledge that the relevant Indemnified Taxes are payable or received written notification from such Borrower that such Indemnified Taxes are potentially payable. Any Recipient claiming indemnity pursuant to this Section 2.17(d) shall notify the Borrowers of the imposition of the relevant Indemnified Taxes as soon as reasonably practicable after the Recipient becomes aware of such imposition. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Status of Lenders. Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such information or properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other information and documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion,
    ~~NAI-1523373604v1~~ -37-
NAI-1523373604v6

execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)any Recipient that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or certified
    ~~NAI-1523373604v1~~ -38-
NAI-1523373604v6

(A)
becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or certified copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(B)[Omitted]
(C)[Omitted]
(D)if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provision of this paragraph (f), a Recipient shall not be required to deliver any form that such Recipient is not legally eligible to deliver.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (directly or on an affiliated group basis) of any Taxes (for this purpose, including a credit in lieu of a refund (for the avoidance of doubt, any such credit shall not include a federal foreign tax credit under Code Section 901)) as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    ~~NAI-1523373604v1~~ -39-
NAI-1523373604v6

Section 1.18
Section 1.19
Section 1.20
Section 1.21
Section 1.22
(a)
(b)
(c)
(d)
(e)
that have agreed to extend their Applicable Maturity Date and the new or increased Revolving Commitments or the applicable newly assumed outstanding Term Loans of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Credit Commitments or the outstanding Term Loans, as applicable, in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Applicable Maturity Date of each Extending Lender and of each Additional Commitment Lender of the applicable Class shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Extended Maturity Date shall be the next preceding Business Day), and each Additional Commitment Lender of such Class shall thereupon become a “Revolving Lender” and/or a “Term Loan Lender”, as the case may be, for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Revolving Lender and/or a Term Loan Lender, as the case may be, hereunder and shall have the obligations of a Revolving Lender and/or a Term Loan Lender, as the case may be, hereunder.
(f)Conditions to Effectiveness of Extension. Notwithstanding the foregoing, any extension of any Applicable Maturity Date pursuant to this Section 2.22 shall not be effective with respect to any Extending Lender and each Additional Commitment Lender unless (i) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto; and (ii) the representations and warranties of the Borrowers set forth in this Agreement, and of each Loan Party in each of the other Loan Documents to which it is a party, are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date), as evidenced by delivery of a certificate of a Financial Officer of the Company on the Extension Date.
(g)Maturity Date for Non-Extending Lenders. On the Applicable Maturity Date of each Non-Extending Lender with respect to any Class, (i) to the extent of the Revolving Commitments of each Non-Extending Lender of the relevant Class not assigned to the Additional Commitment Lenders of such Class, the Revolving Commitment of each Non-Extending Lender of such Class shall automatically terminate and (ii) the applicable Borrower(s) shall repay such Non-Extending Lender of such Class in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement, including any additional amounts required pursuant to Section 2.16) and the Administrative Agent shall administer any necessary reallocation of the applicable Revolving Credit Exposures with respect to Revolving Commitments to the extent necessary to keep outstanding Revolving Loans of the applicable Class ratable with any revised Revolving Percentages of the respective Lenders of such Class effective as of such date (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).
    ~~NAI-1523373604v1~~ -60-
NAI-1523373604v6

(h)Conflicting Provisions. This Section 2.22 shall supersede any provisions in Section 2.18 or Section 10.02 to the contrary.
Section 1.23~~Effect of Benchmark Transition Event.~~Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
(a)    Replacing LIBOR. On March 5, 2021 ICE Benchmark Administration (“IBA”), the entity that calculates and publishes LIBOR, and the U.K. Financial Conduct Authority (“FCA”), the regulatory supervisor of IBA, made public statements regarding the future cessation of LIBOR. According to the FCA, IBA will permanently cease publication of (i) all GBP, EUR, CHF and JPY LIBOR settings, and the 1-week and 2-month USD LIBOR settings following the publication of such settings on December 31, 2021, and (ii) the overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR settings, immediately following the publication of such settings on June 30, 2023. As a consequence, (x) on January 1, 2022, each applicable Benchmark Replacement will replace all LIBOR settings for any Loans denominated in GPB, EUR, CHF and JPY, and any option to select 1 week or 2-month USD LIBOR will no longer be available and (y) on the earliest of (i) July 1, 2023, (ii) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (iii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the applicable Benchmark Replacement will replace such Benchmark, in the case of both clauses (x) and (y), for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement for Loans denominated in U.S. Dollars, GBP or CHF is Daily Simple SOFR, Daily Simple SONIA, or Daily Simple SARON, respectively, all interest payments in respect of such Loans will be payable on a quarterly basis.
(b)    Replacing Other Benchmarks. If any Benchmark Transition Event occurs after the date hereof (other than as described above in clause (a)) with respect to any Benchmark, the applicable Benchmark will be replaced with the applicable Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting on the later of (i) 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Company (together, if applicable, with an amendment to this Agreement implementing such Benchmark Replacement and any applicable Benchmark Replacement Conforming Changes) or (ii) such other date as may be determined by the Administrative Agent, in each case, without any further action or consent of any other party to this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time (or, in the case of clause (ii) above, such time as may be specified by the Administrative Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Company), written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, each Borrower (or the Company, on behalf of any Borrower) may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until such Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, (i) in the case of any request for a borrowing of, conversion to or continuation of Loans denominated in U.S. Dollars, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans, and (ii) in the case of any request for a borrowing of, conversion to or continuation of Loans denominated in any Designated Foreign Currency, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans denominated in U.S. Dollars. During the period referenced in the foregoing sentence, the component of ABR based upon the applicable Benchmark will not be used in any determination of ABR.
    ~~NAI-1523373604v1~~ -61-
NAI-1523373604v6

(c)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement (whether in connection with the replacement of LIBOR or any future Benchmark), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark

    ~~NAI-1523373604v1~~ -62-
NAI-1523373604v6

Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) ~~the implementation of any Benchmark Replacement~~ and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their, as applicable, sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.
(e)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if a then-current Benchmark is a term rate (including Term SOFR, EURIBOR, Term TONA, USD LIBOR or any alternative rate selected in an Early Opt-in Election), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including any Benchmark Replacement) settings and (ii) if such tenor becomes available or representative, the Administrative Agent may reinstate any previously removed tenor for such Benchmark (including any Benchmark Replacement) settings.
(~~a~~f)    Certain Defined Terms. As used in this Section 2.23 and Section 1.10, the following terms have the following meanings:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” means, initially, each Relevant Rate; provided that if a replacement for the Benchmark has occurred pursuant to this Section, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:
(1)    for purposes of clause (a) of this Section, for Loans denominated in U.S. Dollars or any Designated Foreign Currency set forth below, the first alternative set forth below that can be determined by the Administrative Agent for the applicable Benchmark; provided, that, with respect to any Loan denominated in any Designated Foreign Currency that is not listed below, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:
    ~~NAI-1523373604v1~~ -63-
NAI-1523373604v6

(a)    in the case of Loans denominated in U.S. Dollars,
(x)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; or
(y)    the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment for an Available Tenor of three-months’ duration (0.26161% (26.161 basis points)); and
(b)    in the case of Loans denominated in Sterling, the sum of (i) Daily Simple SONIA and (ii) 0.0326% (3.26 basis points) for an Available Tenor of one-month’s duration, 0.0633% (6.33 basis points) for an Available Tenor of two-months’ duration, 0.1193% (11.93 basis points) for an Available Tenor of three-months’ duration or 0.2766% (27.66 basis points) for an Available Tenor of six-months’ duration;
(c)    in the case of Loans denominated in Euro, the sum of (i) EURIBOR and (ii) the related Benchmark Replacement Adjustment;
(d)    in the case of Loans denominated in Swiss Francs, the sum of (i) Daily Simple SARON and (ii) the related Benchmark Replacement Adjustment; and
(e)    in the case of any Loan denominated in Yen,
(x)    the sum of (i) Term TONA and (ii) the related Benchmark Replacement Adjustment; or
(y)    the sum of Daily Simple TONA and (ii) the related Benchmark Replacement Adjustment;
provided, however, that, notwithstanding the foregoing clauses (a) through (e), if an Early Opt-in Election has been made, the Benchmark Replacement will be the sum of the benchmark rate selected in connection with such Early Opt-in Election plus the related Benchmark Replacement Adjustment; or
~~“Benchmark Replacement” means~~(2)    or purposes of clause (b) of this Section and for any other Designated Foreign Currency not listed above, the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR) that has been~~ selected by the Administrative Agent and the Company as the replacement for the relevant then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to the Adjusted LIBO Rate for U.S. dollar- denominated~~for the relevant then-current Benchmark for syndicated credit facilities denominated in the applicable Designated Foreign Currency at such time and (b) the related Benchmark Replacement Adjustment; ~~provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
    ~~NAI-1523373604v1~~ -64-
NAI-1523373604v6

(1)    for purposes of sub-clauses (c), (d) and (e) of clause (1) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of any Early Opt-in Election and for purposes of clause (2) of the definition of “Benchmark Replacement ~~Adjustment” means, with respect to any replacement of the Adjusted LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period,~~,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~Adjusted LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~Adjusted LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar denominated~~ syndicated credit facilities denominated in the applicable Agreed Currency at such time~~.~~;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent ~~and~~decides (which decision, solely in the case of any Early Opt-in Election, shall be made in consultation with the Company ~~mutually agree are~~) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent~~,~~ decides (which decision, solely in the case of any Early Opt-in Election, shall be made in consultation with the Company~~, decides~~) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
~~“Benchmark Replacement Date” means the earlier to occur of the following events with respect to Adjusted LIBO Rate:~~
~~(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein~~
    ~~NAI-1523373604v1~~ -65-
NAI-1523373604v6

~~and (b) the date on which the administrator of the Adjusted LIBO Rate permanently or indefinitely ceases to provide the Adjusted LIBO Rate; or~~
~~(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~
~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Adjusted LIBO Rate:~~
~~(1)    a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide the Adjusted LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted LIBO Rate;~~
~~(2)~~    “Benchmark Transition Event” means, with respect to any then-current Benchmark (other than LIBOR), the occurrence of a public statement or publication of information by ~~the~~ or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of ~~the Adjusted LIBO Rate, the U.S.~~such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~the Adjusted LIBO Rate~~such Benchmark, a resolution authority with jurisdiction over the administrator for ~~the Adjusted LIBO Rate~~such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the Adjusted LIBO Rate, which states that the~~such Benchmark, announcing or stating that (a) such administrator ~~of the Adjusted LIBO Rate~~ has ceased or will cease on a specified date to provide ~~the Adjusted LIBO Rate~~all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Adjusted LIBO Rate; or~~any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
~~(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted LIBO Rate or a Relevant Governmental Body announcing that the Adjusted LIBO Rate is no longer representative.~~
~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such~~

    ~~NAI-1523373604v1~~ -66-
NAI-1523373604v6

~~statement or publication) and (b) in the case of an Early Optin Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~
~~“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted LIBO Rate and solely to the extent that the Adjusted LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Adjusted LIBO Rate for all purposes hereunder in accordance with this Section 2.23 and (y) ending at the time that a Benchmark Replacement has replaced the Adjusted LIBO Rate for all purposes hereunder pursuant to this Section 2.23.~~
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.
“Daily Simple SARON” means, for any day, SARON, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SARON” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SONIA” means, for any day, SONIA, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple TONA” means, for any day, TONA, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple TONA” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of:
(1)    (~~i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that U.S. dollar denominated~~x) with respect to any Loans denominated in U.S. Dollars, a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar-denominated syndicated credit facilities ~~being executed~~ at such time~~, or that include language similar to that contained in this Section 2.23 are being executed or~~
    ~~NAI-1523373604v1~~ -67-
NAI-1523373604v6

~~amended, as applicable, to incorporate or adopt a new~~ contain (as a result of amendment or as originally executed) either a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate or an alternative benchmark interest rate to replace LIBOR~~, and~~ (and such syndicated credit facilities are identified in such notice and are publicly available for review) or (y) with respect to any Loans denominated in a Designated Foreign Currency, a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a benchmark rate other than LIBOR for such Designated Foreign Currency; and
(2) ~~(i)~~    the joint election by the Administrative Agent ~~or (ii) the election by the Required Lenders to declare that an Early Opt in Election has occurred~~and the Company to trigger a fallback from LIBOR to such benchmark rate and the provision~~, as applicable,~~ by the Administrative Agent of written notice of such election to the ~~Company and the~~ Lenders ~~or by the Required Lenders of written notice of such election to the Administrative Agent~~.
“EURIBOR” means the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or any other Person that takes over administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Reuters page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time1) at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period.
“Eurocurrency Banking Day” means a TARGET Day.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to each Relevant Rate.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“LIBOR” means the London interbank offered rate for U.S. Dollars or any other Designated Foreign Currency.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Federal Reserve Board and/or the NYFRB, or a committee

1 NTD: Definition not used.
    ~~NAI-1523373604v1~~ -68-
NAI-1523373604v6

officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other Designated Foreign Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Eurodollar Borrowing denominated in U.S. Dollars, USD LIBOR, (ii) with respect to any Foreign Currency Borrowing denominated in Canadian Dollars, the CDOR Rate, and (iii) with respect to any Foreign Currency Borrowing denominated in a Foreign Currency other than Canadian Dollars, the applicable rate described in the definition of Adjusted Foreign Currency Rate.
“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.
“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New ~~York’s Website” means~~York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org~~,~~. (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time), on the immediately succeeding Business Day.
~~“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.~~
~~“SOFR”~~SONIA” means, with respect to any ~~day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark,~~

    ~~NAI-1523373604v1~~ -69-
NAI-1523373604v6

~~(or a successor administrator) on the Federal Reserve Bank of New York’s~~ Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“TARGET2” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“Term SOFR” means, for the applicable Corresponding Tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental ~~Authority~~Body.
“Term TONA” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on TONA that has been selected or recommended by the Relevant Governmental Body.
“TONA” means, with respect to any Business Day, a rate per annum equal to the Tokyo Overnight Average Rate for such Business Day published by the TONA Administrator on the TONA Administrator’s Website.
“TONA Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).
“TONA Administrator’s Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONA Administrator from time to time.
“USD LIBOR” means the London interbank offered rate for U.S. Dollars.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
~~(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the determination of the Administrative Agent (which shall be conclusive absent manifest error) or upon the written notice provided by the Required Lenders to the Administrative Agent that a Benchmark Transition Event has occurred or (ii) upon the occurrence of an Early Optin Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the Adjusted LIBO Rate with a Benchmark Replacement, by a written document executed by the Company and the Administrative Agent, subject to the requirements of this Section 2.23. Notwithstanding the requirements of Section 10.02 or anything else to the contrary herein or in any other Loan Document, (x) any such amendment with respect to a Benchmark Transition Event will become effective and binding upon the Administrative Agent, the Borrowers and the Lenders at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders and (y) any such amendment with respect to an Early Optin Election will become effective and binding upon the Administrative Agent, the Borrowers and the Lenders on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Adjusted LIBO Rate with a Benchmark Replacement pursuant to this Section 2.23 will occur prior to the applicable Benchmark Transition Start Date.~~
    ~~NAI-1523373604v1~~ -70-
NAI-1523373604v6

~~(c)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.~~
~~(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Optin Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.23, including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Rate Conforming Changes, or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without    consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.23.~~
~~(e)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, any Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period, the components of ABR based upon the Adjusted LIBO Rate will not be used in any determination of ABR.~~
Article III

REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Lenders that:
Section 1.01Organization; Powers. The Company and each Subsidiary is duly organized, incorporated or established, validly existing and in good standing (if applicable or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its incorporation, establishment, formation or organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
    ~~NAI-1523373604v1~~ -71-
NAI-1523373604v6

Article IV
Section 1.01
(a)
(b)
(c)
(d)
(e)
(f)All Indebtedness under the Existing Credit Agreement, together with all interest and all other amounts due and payable with respect thereto, shall be paid in full, and the commitments in respect of such Indebtedness shall be permanently terminated.
(g)The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least 7 days prior to the Closing Date that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA ~~Patriot~~PATRIOT Act.
(h)The Administrative Agent shall have received a copy of an amendment to the Existing PNC Term Loan Agreement, including any related documentation, in form and substance reasonably acceptable to the Administrative Agent.
Section 1.02Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
Article V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
    ~~NAI-1523373604v1~~ -75-
NAI-1523373604v6

Section 1.01Financial Statements; Ratings Change and Other Information. The Company will furnish to the Administrative Agent and each Lender:
(a)within 100 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any
    ~~NAI-1523373604v1~~ -76-
NAI-1523373604v6

Article VI
Article VII
Section 1.01
(a)
(b)
(c)
(d)
(e)Fifth, to pay an amount to the Administrative Agent equal to one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unreimbursed LC Disbursements, to be held as cash collateral for such Obligations;
(f)Sixth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents; and
(g)Seventh, to the payment of any other Obligation due to the Administrative Agent or any Lender.
Article VIII

THE ADMINISTRATIVE AGENT
Section 8.01    The Administrative Agent.
(a)    Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b)    The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
(c)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (~~a~~i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (~~b~~ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (~~c~~iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is
    ~~NAI-1523373604v1~~ -86-
NAI-1523373604v6

given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (~~i~~A) any statement, warranty or representation made in or in connection with this Agreement, (~~ii~~B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (~~iii~~C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (~~iv~~D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (vE) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(e)    The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
(f)    Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company, so long as no Event of Default exists, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
(g)    Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.
    ~~NAI-1523373604v1~~ -87-
NAI-1523373604v6

Section 8.02    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender, Issuing Bank or any Person who has received funds on behalf of a Lender (any such Lender, Issuing Bank or other recipient, which, for the avoidance of doubt, shall not include any Loan Party (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.02 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than 2 Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Issuing Bank shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.02(b).
    ~~NAI-1523373604v1~~ -88-
NAI-1523373604v6

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.02(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.02(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)
(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform approved by the Administrative Agent as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    Subject to Section 10.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its
    ~~NAI-1523373604v1~~ -89-
NAI-1523373604v6

respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations by the Borrower or any other Loan Party; provided that this Section 8.02 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 8.02 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the

    ~~NAI-1523373604v1~~ -90-
NAI-1523373604v6

repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(h)    Notwithstanding anything to the contrary contained herein or in any other loan document, no Loan Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 8.02 in respect of any Erroneous Payment.
Article IX

GUARANTY
Section 1.01Guaranty by the Company. The Company hereby unconditionally guarantees, for the benefit of the Credit Parties, all of the following (collectively, the “Company Guaranteed Obligations”): (a) all Loans and all other Obligations owing at any time by any Borrower (other than the Company), (b) all reimbursement obligations with respect to Letters of Credit issued for the benefit of any Loan Party or any Subsidiary (other than the Company) under this Agreement, and (c) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Borrower (other than the Company) or any Subsidiary of the Company under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in each case, other than any Excluded Swap Obligations, and in all cases under subparts (a), (b) or (c) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Upon failure by any Loan Party to pay punctually any of the Company Guaranteed Obligations, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.
Section 1.02Guaranty Unconditional. The obligations of the Company under this Article IX shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:
(a)any extension, renewal, settlement, compromise, waiver or release in respect to the Company Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;
(b)any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to the Company Guaranteed Obligations;
(c)any release, non-perfection or invalidity of any direct or indirect security for the Company Guaranteed Obligations under any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations;
(d)any change in the corporate existence, structure or ownership of any Loan Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of

    ~~NAI-1523373604v1~~ -91-
NAI-1523373604v6

any Loan Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations;
(e)the existence of any claim, set-off or other rights which the Company may have at any time against any other Loan Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;
(f)any invalidity or unenforceability relating to or against any other Loan Party for any reason of any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party of any of the Company Guaranteed Obligations, or any decree or order prohibiting any Loan Party from paying, or releasing or discharging the obligation of any Loan Party to pay, any of the Company Guaranteed Obligations; or
(g)any other act or omission of any kind by any other Loan Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of any Borrowers’ obligations under this Section, all of which the Company hereby unconditionally waives to the fullest extent permitted by law, other than the payment in full of all Company Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, tax gross-up or contingent obligations in each case that are owing and with respect to which no claim has been made).
Section 1.03Waivers. The Company unconditionally waives, to the extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Article IX are concerned, (a) notice of any of the matters referred to in Section 9.02, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Company hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any of the Company Guaranteed Obligations, notice of acceptance of the provisions of this Article IX, notice of the incurrence of any of the Company Guaranteed Obligations, notice of any failure on the part of any Loan Party, any of their Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of ~~the Credit~~this Agreement, any other Loan Document or any other agreement or instrument to which the such Loan Party or any other Person is a party, or notice of the commencement of any proceeding against any other Person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against any Loan Party or against any other Person or any collateral of any right, power or remedy under or in respect of ~~the Credit~~this Agreement, any other Loan Document or any other agreement or instrument, and (d) any requirement that any such Loan Party be joined as a party to any proceedings against the Company or any other Person for the enforcement of any term or provision of ~~the Credit~~this Agreement, the other Loan Documents, the provisions of this Article IX or any other agreement or instrument.
Section 1.04Company Obligations to Remain in Effect; Restoration. The Company’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Company Guaranteed Obligations, and all other amounts payable by the Borrowers, any other Loan Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, tax gross-up or contingent obligations, in each case that are owing and with respect to which no claim has been made), shall have been paid in full. If at any time any payment of any of the Company Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or
    ~~NAI-1523373604v1~~ -92-
NAI-1523373604v6

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their ~~related parties~~Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
    ~~NAI-1523373604v1~~ -99-
NAI-1523373604v6

Article X
Section 1.01
Section 1.02
Section 1.03
Section 1.04
Section 1.05
Section 1.06
Section 1.07
Section 1.08
Section 1.09
Section 1.10
Section 1.11
Section 1.12
Section 1.13
Section 1.14Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 1.15Judgment Currency. If the Administrative Agent, on behalf of the Lenders, obtains a judgment or judgments against a Borrower in a Designated Foreign Currency, any Dollar denominated obligations of such Borrower in respect of any sum adjudged to be due to the Administrative Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of the Judgment Amount in the Designated Foreign Currency, the Administrative Agent, in accordance with normal banking procedures, may purchase dollars with the Judgment Amount in such Designated Foreign Currency. If the amount of dollars so purchased is less than the amount of dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the “Original Due Date”) to the Administrative Agent or the Lenders hereunder or under the Notes (the “Loss”), each applicable Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against the Loss, and if the amount of dollars so purchased exceeds the amount of dollars that
    ~~NAI-1523373604v1~~ -104-
NAI-1523373604v6

could have been purchased with the Judgment Amount on the Original Due Date, the Administrative Agent or such Lender agrees to remit such excess to the Borrowers.
Section 1.16USA PATRIOT Act. Each Lender that is subject to the requirements of the USA ~~Patriot~~PATRIOT Act ~~(Title III of Pub. L. 10756 (signed into law October 26, 2001)) (the “Act”)~~ hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the USA PATRIOT Act.
Section 1.17No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, any Joint Lead Arranger, nor any Lender has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 1.18Several Liability of Certain Borrowers. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Obligations of (x) each of Cooper UK and ~~Cooper Kft~~CooperSurgical UK hereunder and (y) each Additional Revolving Borrower hereunder, in each case, shall be several (and not joint) and each of Cooper UK and ~~Cooper Kft~~CooperSurgical UK and each Additional Revolving Borrower shall only be liable for any Loans and any other Obligations incurred directly by it and shall not be liable for any of the Obligations of the Company or any other Loan Party hereunder. The foregoing shall not in any way limit the guaranty obligations of the Company pursuant to Article IX hereof or the guaranty obligations of any Subsidiary Guarantor under the Subsidiary Guaranty.
Section 1.19Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
    ~~NAI-1523373604v1~~ -105-
NAI-1523373604v6

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
The provisions of this Section 10.19 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.
Section 1.20Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other
    ~~NAI-1523373604v1~~ -106-
NAI-1523373604v6

contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, guaranties, waivers and consents) shall be deemed to include ~~electronic signatures~~Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages ~~follow~~intentionally omitted.]

    ~~NAI-1523373604v1~~ -107-
NAI-1523373604v6